STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

AMBIENT WATER CORP. / JEFF STOCKDALE
*** EMAIL ***

Job:C20160114-1452
January 14, 2016

Special Handling Instructions:
24HR EX EMAIL 1/14/16 SAK 1/FSC (DESIGNATION)

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Designation	20160017525-49	1/14/2016 1:49:19 PM	1	$175.00	$175.00
24 Hour Expedite	20160017525-49	1/14/2016 1:49:19 PM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	07254D|16011411400183	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	20160017525-49
	Filing Date and Time 01/14/2016 1:49 PM
	Entity Number E0863102005-4

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

AMBIENT WATER CORPORATION

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Section 1. Designation of Series. The shares of such series shall be designated as the "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares initially constituting such series shall be up to Ninety Million (90,000,000) shares.

Section 2. Dividends. The holders of the Series A Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

Section 3. Liquidation Preference. The holders of the Series A Preferred Stock shall not be entitled to any liquidation preference.

- Continued on next page -

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.